P07000096562

Florida Department of State

Division of Corporations

Electronic Filing Cover Sheet

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To:

Division of Corporations
Fax Number : (850)617-6380

From:

Account Name : JEAN-PIERRE & JEAN-PIERRE, LLC
Account Number : I20070000128
Phone : (561)305-5527
Fax Number : (561)634-2132

Enter the email address for this business entity to be used for future annual report mailings. Enter only one email address please.

Email Address: Melisa@lawfirmofjeanpierre.com

COR AMND/RESTATE/CORRECT OR O/D RESIGN

GOLD ENTERTAINMENT GROUP, INC.

Certificate of Status	0
Certified Copy	0
Page Count	07
Estimated Charge	$35.00

RECEIVED 2010 MAR -5 AM 8:00 SECRETARY OF STATE TALLAHASSEE, FLORIDA

FILED 2010 MAR -5 AM 10:12 SECRETARY OF STATE TALLAHASSEE, FLORIDA

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TB MAR - 8 2010

Articles of Amendment
to
Articles of Incorporation
of

FILED
2010 MAR -5 AM 10: 12
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

GOLD ENTERTAINMENT GROUP, INC.

(Name of Corporation as currently filed with the Florida Dept. of State)

P07000096P07000096562562

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

_______________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent: _______________

New Registered Office Address: _______________
(Florida street address)

_______________, Florida _________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action
____	________	________	☐ Add ☐ Remove
____	________	________	☐ Add ☐ Remove
____	________	________	☐ Add ☐ Remove

E. **If amending or adding additional Articles, enter change(s) here:**
(attach additional sheets, if necessary). (Be specific)

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(if not applicable, indicate N/A)

The date of each amendment(s) adoption: February 22, 2010
(date of adoption is required)

Effective date if applicable: ______________________
(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________."
(voting group)

☑ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated March 03, 2010

Signature [signature]
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Hamon Fytton
(Typed or printed name of person signing)

President
(Title of person signing)

CERTIFICATE OF DESIGNATION, PREFERENCE AND RIGHTS OF SERIES A PREFERRED STOCK OF GOLD ENTERTAINMENT GROUP, INC.

Pursuant to the General Corporation Law of the State of Florida

Gold Entertainment Group, Inc., a corporation organized and existing under the laws of the State of Florida (the "Corporation"), hereby certifies that the following resolutions were duly adopted by the Board of Directors of the Corporation by unanimous written consent on February 22, 2010, pursuant to the authority vested in the Board of Directors by Article IV of the Certificate of Incorporation of the Corporation which creates and authorizes 25,000,000 shares of Preferred Stock of the Corporation, no par value of per share (the " Preferred Stock"):

Resolved, that pursuant to the authority vested in the Board of Directors by Article IV of the Certificate of Incorporation of the Corporation, a series of Preferred Stock is hereby established, the distinctive designation of which shall be "Series A Preferred Stock" (such Series being hereinafter called "Series A Preferred Stock"), and the preferences and relative, participating, optional or other special rights of the Series A Preferred Stock, and the qualifications, limitations or restrictions thereof (in addition to the relative powers, preferences and rights, and qualifications, limitations or restrictions thereof, set forth in the Corporation's Certificate of Incorporation which are applicable to shares of Preferred Stock of all series) shall be as follows:

1. **Designation.** The series of preferred stock authorized hereunder shall be designated as the "Series A Preferred Stock." The number of shares constituting such series shall initially be twenty-five million (25,000,000). The par value of the Series A Preferred Stock shall be no par value. All shares of Series A Preferred Stock shall be identical with each other in all respects.

2. **Rank.** The Series A Preferred Stock shall rank, with respect to dividend rights and rights on liquidation, dissolution and winding-up of the affairs of the Corporation equal to the Common Stock and junior to each class or series of capital stock (except any other class of Series A Preferred Stock) which expressly provides that it ranks senior to the Series A Preferred Stock as to dividends or upon liquidation, dissolution and winding-up, or as to any other right or preference.

3. **Conversion.** The holders of Series A Preferred Stock shall have conversion rights as follows ("Conversion Rights"):

(a) Conversion. Each share of Series A Preferred Stock shall not be convertible unless and until the Corporation amends its Certificate of Incorporation to increase the authorized number of shares of Common Stock available for issuance in an amount sufficient to permit the conversion of the shares of Series A Preferred Stock issued and outstanding, and all other convertible securities and instruments of the Corporation. The Corporation will use its best effort to cause such amendment to the Certificate of Incorporation to be filed within nine (9) months from the date of this Certificate of Designation. Conditioned upon the foregoing, at such time as the Corporation effectuates the action described above in this Section 3(a), each share of Series A Preferred

Stock shall, upon approval of the Board of Directors and the holders of the of Series A Preferred Stock then outstanding, convert into five thousand (5,000) fully paid and nonassessable share of Common Stock of the Corporation.

(b) Mechanics of Conversion. At such time as the conditions described in Section 3(a) shall have occurred, holders of the Series A Preferred Stock shall surrender the certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock of the Corporation to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date the conditions set forth in Section 3(a) herein have been satisfied and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(c) No Impairment. This Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

(d) No Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(e) Notices of Record Date. In the event the Corporation takes record of the holders of any class of securities for the purpose of determining which holders are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, property or other right, the Corporation shall mail to each holder of Series A Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(f) Notices. Any notice required by the provisions of this Section 3 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of this Corporation.

4. **Redemption.**

(a) Exercise of Redemption Right. Subject to the rights of Series of Preferred Stock which may from time to time come into existence, at the option of the Corporation, the Corporation shall have the right to redeem that number of shares of Series A Preferred Stock held by any holder and specified in a written notice of redemption ("Redemption Notice") sent or delivered to the holder, by paying to the holder, in cash, an amount per share of Series A Preferred Stock identified in the Redemption Request, equal to $1.00 plus any declared but unpaid dividends on each such share. The total sum payable per share pursuant to a Redemption Request is hereinafter referred to as the "Series A Preferred Stock Redemption Price".

(b) Mechanics of Redemption. Redemption Notices shall be sent or delivered to the holder at such holder's address as set forth in the books of the Corporation. Such Redemption Notice shall be sent at least twenty (20) days prior to the redemption date specified in the Redemption Notice. Each Redemption Notice shall state: (i) the redemption date; (ii) the number of shares to be redeemed; (iii) the redemption price per share; (iv) the place where certificates may be surrendered for payment of the redemption price; and (v) that the holder's right to convert pursuant to subsection 5 above shall terminate upon the expiration of ten (10) days after receipt of the Redemption Notice. The Corporation shall, as soon as practicable after the redemption date, pay to the holder the Series A Preferred Stock the redemption price upon delivery to the Corporation of the certificates of Series A Preferred Stock to be redeemed. Upon payment by the Corporation of the Series A Preferred Stock Redemption Price, all rights in respect of the shares of Series A Preferred Stock redeemed shall cease.

5. **Voting Rights**. The holders of shares of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock could then be converted (notwithstanding the conditions described in Section 3(a) herein), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders meeting in accordance with the bylaws of this Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

6. **Common Stock Dividends, Subdivisions, Combinations, etc.** In case the Company shall hereafter (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the number of outstanding shares of Series A Preferred Stock in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the same percentage of shares outstanding determined by multiplying the number of shares of Series A Preferred Stock by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

7. **Status of Converted or Redeemed Stock.** In the event any shares of Series A Preferred Stock shall be converted or redeemed pursuant to Section 3 or Section 4 hereof, the shares so converted or redeemed shall be canceled and shall be available for issuance by the Corporation in accordance with the Corporation's Certificate of Incorporation.

****

IN WITNESS WHEREOF, Gold Entertainment Group, Inc. has caused this Certificate of Designation to be signed by Hamon Fytton, its President, this 22nd day of February 2010.

GOLD ENTERTAINMENT GROUP, INC.

By: ______________________
Hamon Fytton, President

2021 FLORIDA PROFIT CORPORATION AMENDED ANNUAL REPORT

DOCUMENT# P07000096562

Entity Name: GOLD ENTERTAINMENT GROUP, INC.

Current Principal Place of Business:

2412 IRWIN ST
MELBOURNE, FL 32901

Current Mailing Address:

PO BOX 690041
FLORIDA, FL 32969 US

FEI Number: 98-0206212

FILED
Aug 17, 2021
Secretary of State
0370941963CC

Certificate of Status Desired: No

Name and Address of Current Registered Agent:

CAPITAL ADVISORY LLC
1350 NE 125TH ST
SUITE 201C
NORTH MIAMI, FL 33161 US

The above named entity submits this statement for the purpose of changing its registered office or registered agent, or both, in the State of Florida.

SIGNATURE: /S/ HAMON FYTTON 08/17/2021

Electronic Signature of Registered Agent Date

Officer/Director Detail :

Title	D	Title	TREASURER
Name	FYTTON, HAMON FRANCIS	Name	FYTTON, HAMON
Address	2412 IRWIN ST	Address	2412 IRWIN ST
City-State-Zip:	MELBOURNE FL 32901	City-State-Zip:	MELBOURNE FL 32901
Title	PSD	Title	D
Name	SCHLEGEL, ROBERT	Name	KANDER, JAMES
Address	2412 IRWIN ST	Address	2412 IRWIN ST
City-State-Zip:	MELBOURNE FL 32901	City-State-Zip:	MELBOURNE FL 32901
Title	PRESIDENT		
Name	SCHLEGEL, ROBERT		
Address	2412 IRWIN		
City-State-Zip:	MELBOURNE FL 32901		

I hereby certify that the information indicated on this report or supplemental report is true and accurate and that my electronic signature shall have the same legal effect as if made under oath; that I am an officer or director of the corporation or the receiver or trustee empowered to execute this report as required by Chapter 607, Florida Statutes; and that my name appears above, or on an attachment with all other like empowered.

SIGNATURE: ROBERT SCHLEGEL PRESIDENT 08/17/2021

Electronic Signature of Signing Officer/Director Detail Date